Exhibit 99.5

STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877) ___-____ For Internal Use Only BATCH #__________________ ORDER #____________ CATEGORY # ___________ REC’D_____________________________________O _____________ C ___________ ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on ____________, 2017. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Eagle Savings Bank’s office located at 6415 Bridgetown Road, Cincinnati, OH. Do not mail Stock Order Forms to Eagle Savings Bank. Faxes or copies of this form are not required to be accepted. PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM. SUBSCRIPTION (1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE X $10.00 = $ .00 Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 ($200,000). See Stock Order Form Instructions for more information regarding maximum number of shares. (3) METHOD OF PAYMENT – CHECK OR MONEY ORDER $ .00 Enclosed is a personal check, bank check or money order made payable to Eagle Financial Bancorp, Inc. in the amount of: Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Eagle Savings Bank line of credit checks may not be remitted as payment. (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the Eagle Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Eagle Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below. For Internal Use Only Eagle Savings Bank Deposit Account Number Withdrawal Amount(s) $ .00 $ .00 Total Withdrawal Amount $ .00 ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9: a. Depositors of Eagle Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2015. b. Depositors of Eagle Savings Bank with aggregate balances of at least $50 at the close of business on _________, 2017. c. Depositors of Eagle Savings Bank at the close of business on ____________, 2017. Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order: d. You are a resident of Hamilton County, Ohio. e. You are placing an order in the Community Offering, but (d) above does not apply. ACCOUNT INFORMATION – SUBSCRIPTION OFFERING If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: Deposit Account Title (Name(s) on Account) Eagle Savings Bank Account Number NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (6) MANAGEMENT Check if you are an Eagle Financial Bancorp, Inc. or Eagle Savings Bank: Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions (7) MAXIMUM PURCHASER IDENTIFICATION Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased. (8) ASSOCIATES/ACTING IN CONCERT Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (this item 8, including definitions used herein, continued on reverse side of this form) Name(s) listed in Section 9 on other Stock Order Forms Number of shares Name(s) listed in Section 9 on other Stock Order Forms Number of shares (9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance. Individual Tenants in Common Uniform Transfers to Minors Act (for reporting SSN, use minor’s) Joint Tenants Corporation Partnership Trust – Under Agreement Dated___________ Other ___________ FOR TRUSTEE/BROKER USE ONLY: IRA (SSN of Beneficial Owner) ____-____ - ____ First Name, Middle Initial, Last Name Reporting SSN/Tax ID No. First Name, Middle Initial, Last Name SSN/Tax ID No. Street Daytime Phone # City State Zip County (Important) Evening Phone # (10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand that, to be effective, this form, properly completed, together with full payment, must be received prior to 2:00 p.m., Eastern Time, on _________, 2017, otherwise this form and all related subscription rights will be void. (this item 10 continued on reverse side of this form) ORDER NOT VALID UNLESS SIGNED ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE. Signature (title, if applicable) Date Signature (title, if applicable) Date By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. (over)

STOCK ORDER FORM – SIDE 2 (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization (other than Eagle Savings Bank, Eagle Financial Bancorp, Inc. or a majority-owned subsidiary of either of these entities) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; (2) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate; and (3) any person who is related by blood or marriage to such person and who (A) lives in the same home as such person or (B) is a director or officer of Eagle Savings Bank or Eagle Financial Bancorp, Inc. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Eagle Financial Bancorp, Inc., this Stock Order Form may not be modified or canceled without Eagle Financial Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $400,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and the Prospectus dated _________, 2017. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. I further certify that, before subscribing for shares of the common stock of Eagle Financial Bancorp, Inc., I received the Prospectus dated ________, 2017, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Eagle Financial Bancorp, Inc. in the “Risk Factors” section, beginning on page __. Risks include, but are not limited to the following: Risks Related to Our Business 1. Our business strategy includes significant growth of our assets and liabilities, including increasing and diversifying our lending operations, which will increase our fixed expenses. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. 2. An increase in interest rates or a change in market conditions could reduce our mortgage banking revenues, which would negatively impact our non-interest income. 3. If there are higher than expected losses on loans that we have previously sold, or if we are forced to repurchase such loans, it would negatively affect our earnings. 4. Our business may be adversely affected by credit risk associated with residential property. 5. We have a high concentration of loans secured by real estate in our market area, which makes our business highly susceptible to downturns in the local economy and could adversely affect our financial condition and results of operations. 6. A portion of our one- to four-family residential mortgage loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio. 7. Commercial real estate and land loans and commercial business loans generally carry greater credit risk than loans secured by owner occupied one- to four-family real estate, and these risks will increase if we succeed in our plan to increase this type of lending. 8. We intend to grow our portfolio of home equity loans and lines of credit, which will increase our credit risk. 9. We make construction loans which are considered to have greater credit risk than other types of residential loans made by financial institutions. 10. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease. 11. Future changes in market interest rates may reduce our profits. 12. If our non-performing assets increase, our earnings will be adversely affected. 13. Our small size makes it more difficult for us to compete. 14. Strong competition within our market area may limit our growth and profitability. 15. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations. 16. Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation. 17. Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings. 18. We rely on our senior management to implement our business strategy and execute successful operations. We have recently added to our management team and could be harmed by the failure to successfully integrate the new members of our management team or by the loss of any of our senior management. 19. The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses. 20. We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares. 21. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 22. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance. 23. A new accounting standard will likely require us to increase our allowance for loan losses and may have a material adverse effect on our financial condition and results of operations. 24. If our risk management framework does not effectively identify or mitigate our risks, we could suffer losses. 25. We are subject to environmental liability risk associated with lending activities. 26. If our real estate owned is not properly valued our earnings could be reduced. 27. Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects. Risks Related to the Offering 28. The future price of our common stock may be less than the purchase price in the stock offering. 29. You may not receive dividends on our common stock. 30. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. 31. You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering. 32. The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock. 33. Our stock-based benefit plans will increase our costs, which will reduce our income. 34. The implementation of stock-based benefit plans will dilute your ownership interest. 35. We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which could increase our costs and the dilution to other stockholders. 36. We intend to enter into employment agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us. 37. We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock. 38. Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of Eagle Financial Bancorp, Inc., which could negatively affect our stock value. 39. A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans. 40. Our stock value may be negatively affected by federal regulations that restrict takeovers. 41. We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors. 42. We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies. Risks Related to the Charitable Foundation 43. The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2017. 44. Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits. See Front of Stock Order Form

EAGLE FINANCIAL BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying account held jointly is 20,000 shares ($200,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Eagle Financial Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at __% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, an Eagle Savings Bank line of credit check, wire transfers or third party checks for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Eagle Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the contract rate. The interest will remain in the account(s) when the designated withdrawal is made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from an Eagle Savings Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from an Eagle Savings Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at Eagle Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the __________, 2017 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all Eagle Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings. Section (6) – Management. Check the box if you are an Eagle Financial Bancorp, Inc. or Eagle Savings Bank director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. (over)

EAGLE FINANCIAL BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for the issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Eagle Savings Bank at the close of business on December 31, 2015, __________, 2017 or __________, 2017. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been eligible depositors at Eagle Savings Bank at the close of business on December 31, 2015, __________, 2017 or __________, 2017. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Eagle Savings Bank at the close of business on December 31, 2015, __________, 2017 or __________, 2017. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the OH Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-OH (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Eagle Savings Bank at the close of business on December 31, 2015, __________, 2017 or __________, 2017. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Eagle Savings Bank at the close of business on December 31, 2015, __________, 2017 or __________, 2017. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Eagle Savings Bank at the close of business on December 31, 2015, __________, 2017 or __________, 2017. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) prior to 2:00 p.m. Eastern Time, on __________, 2017. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Eagle Savings Bank’s office, located at 6415 Bridgetown Road, Cincinnati, Ohio. Please do not mail Stock Order Forms to Eagle Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on weekends and bank holidays.